EXHIBIT 10.40

DATED                        2003

BIOPROGRESS TECHNOLOGY INTERNATIONAL INC

and

FARMASIERRA, S.A.

LOAN AGREEMENT

THIS AGREEMENT is made the 29th day of January 2003 BETWEEN

1.	BIOPROGRESS TECHNOLOGY INTERNATIONAL INC, (the “Borrower”) a company organised and existing under the law of the State of Nevada, of Hostmoor, March, Cambs., and

2.	FARMIASIERRA, S.A. (the “Lender”) a company organised under the laws of Spain whose registered office is at Carretera de Irun, Km, 26,200 28700 San Sebastian de los Reyes, Madrid, Spain,

IT IS AGREED as follows:

1.	Definitions

In this agreement:—

(a)	the “Security” means a charge hereby granted by the Borrower in favour of the Lender in respect of the items of Intellectual Property listed in Schedule 1. This is reflected in a letter of instructions to Bioprogress lawyers.

(b)	the “Repayment Date” means tile second day following the first anniversary of the date upon which the Borrower’s auditors sign the Borrower’s financial statements for the year ending December 31 2002.

(c)	the “Method of’ Repayment” means the process set out in Schedule 2.

(d)	the “Consideration” means the grant by the Borrower to the Lender of an option to purchase shares in the Borrower ors the terms and conditions set out in Schedule 3.

(e)	the “Loan” means $1,000,000 U.S. to be lent by the Lender to the Borrower.

(f)	clause headings are for convenience only and shall be ignored for the purposes of interpretation.

2.	Consideration

In Consideration of Lender entering into this Agreement and advancing Loan to Borrower, Borrower hereby grants to Lender an option to purchase up to 1,000,000 ordinary shares of its common stock, or stock of any successor, on terms set out in Schedule 3.

3.	Advance of the Loan

The Lender shall advance to the Borrower the Loan as follows:

(a)	Upon signing of this agreement the suns of $500,000 payable by way of a wire transfer to the account of the Borrower details of which are: BIOPROGRESS TECHNOLOGY INTERNATIONAL, INC, c/o Barclays Bank plc, Barclays Business Centre, Chesterton Branch, 28 Chesterton Road, Cambridge, CB4 3AZ, UK, Sort Code: 20-17-35, Account No: 50122742

(b)	On February 15 2003 the sum of $500,000 payable in accordance with 2 (a) hereof.

4.	Interest

The Loan shall be free of interest.

5.	Insolvency of Borrower

In the event that Borrower ceases trading, then Lender shall serve notice to Borrower’s lawyers to release the items of IP given as Security in full and final satisfaction of the Loan and the same items shall become the absolute and beneficial property of Lender. Borrower irrevocably undertakes with Lender to sign all papers and documents necessary to ensure that the same items of IP are fully and properly transferred to the sole beneficial ownership of Lender.

6.	Deposit of Security

Borrower has deposited the items of IP given as Security with its lawyers, Rustons & Lloyd, Beaufort House, 136 High Street, Newmarket, Suffolk, C138 8NN and hereby provides a letter instructing them to release the items of IP to Lender on demand. This letter is duly signed for acceptance by Borrowers lawyers.

7.	Notices

Any notice required to be given hereunder shall be served by pre-paid registered or recorded delivery post addressed to the party for which it is intended at the address referred to in this agreement (or such other address as such party may notify to the other in accordance with this clause) and shall be deemed to have been served the first working day following the date of such posting. In proving service it shall be sufficient to show that the envelope containing the notice was duly addressed stamped and posted.

SCHEDULE 1

Security:

1.	NRobe technology Patent Number: GB 0210811

2.	Film formulae for use with NRobe

3.	NRobe Engineering designs and drawings

4.	NRobe Project Team’s weekly reports.

5.	NRobe Project Team’s Laboratory Notebooks

6.	NRobe U.K. trademark application number: 2274760

7.	All trademarks in respect of NRobe as and when filed

SCHEDULE 2

Method of Repayment

The Loan shall be repaid in full or in part through the delivery by the Borrower to Lender of the 1/10th machine and the full-scale machine, according to foreseen master-plan.

1.	Lender and Borrower shall review Borrower’s NRobe Project Plan on a monthly basis and Borrower’s direct costs plus 15% expended on NRobe during that period shall be deemed repaid by Borrower to Lender. Should the cost plus 15% exceed the amount of the Loan, the total consideration that the Lender will pay to the Borrower for the NRobe machines will be in any case equal to the Loan.

2.	In the event that the combined total direct costs plus 15°/o expended by Borrower on both the Pilot Scale NRobe machine and the full-scale NRobe machine fails to fully satisfy the Loan, then the shortfall shall be paid by Borrower to lender on Repayment Date.

3.	In addition to the process set out in 1 above, Borrower may at any time pay cash sums to Lender to repay the Loan.

4.	In case that the production costs of any machine or both is not charged to BIOPROGRESS by machine manufacturer, then Borrower will repay to Lender the amount of the Loan.

SCHEDULE 3

Option

At any time prior to close of business on December 31 2004 Lender may purchase up to 1,000,000 ordinary shares of common stock in Borrower, or any successor of Borrower, at a price of $0,50 per share. Lender shall serve notice in writing on Borrower stating its intention to exercise its rights of option and shall enclose a cheque payable to Borrower in the full amount for the shares being purchased.

This Agreement together with Joint Development Agreement of January 29, 2003 supersedes all prior agreements between the parties and is the effective agreement commencing the date hereof.

This Agreement shall be governed by and construed in accordance with the laws of England and Wales.

/s/ Barry J Muncaster

EXECUTED by

BioProgress Technology International Inc.,

acting by Barry J. Muncaster and	)
Graham Hind, two of its directors	)	/s/ GRAHAM HIND
EXECUTED by FARMASIERRA S.A.
acting by Dr. Tomas Olleros President	) )	/s/ DR. TOMAS OLLEROS Tomas Olleros

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